EXHIBIT 99.1

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS:

Condensed Consolidated Balance Sheets as of September 25, 2004 (unaudited) and December 27, 2003 (unaudited)	I-2

Condensed Consolidated Statements of Operations for the nine months ended September 25, 2004 (unaudited) and September 27, 2003 (unaudited)	I-3

Condensed Consolidated Statements of Cash Flows for the nine months ended September 25, 2004 (unaudited) and September 27, 2003 (unaudited)	I-4

Notes to Condensed Consolidated Financial Statements (unaudited)	I-5

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 25, 2004	December 27, 2003
	(Unaudited)	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$976,304	$1,307,094
Trade receivables, net of contractual and doubtful accounts allowance of approximately $1,550,000 and $1,718,000, respectively.	10,202,634	9,864,996
Inventories	18,761,524	18,874,602
Prepaid expenses and other current assets	1,660,612	876,631

Total current assets	31,601,074	30,923,323

PROPERTY AND EQUIPMENT—Net of accumulated depreciation and amortization of approximately $11,168,000 and $9,071,000, respectively	3,559,458	4,788,732

DEFERRED FINANCING COSTS—Net of accumulated amortization of approximately $1,573,000 and $1,521,000, respectively	3,875	152,175

OTHER INTANGIBLE ASSETS—Net of accumulated amortization of approximately $14,836,000 and $12,763,000, respectively	5,365,925	7,385,222

OTHER NONCURRENT ASSETS	564,697	903,325

TOTAL	$41,095,029	$44,152,777

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current portion of long-term debt	$34,675,788	$37,696,328
Current portion of obligations under capital leases	44,260	40,456
Accounts payable	25,111,286	21,336,404
Accrued expenses	9,259,900	9,453,780

Total current liabilities	69,091,234	68,526,968

OBLIGATIONS UNDER CAPITAL LEASES—Less current portion	—	33,687

OTHER LONG-TERM LIABILITIES	118,954	155,310

PREFERRED STOCK:
Series A Redeemable Convertible Preferred Stock, $0.01 par value, 1,317,391 shares authorized; 1,317,391 shares issued and outstanding (involuntary liquidation value $8,106,965 and $7,709,227, respectively)	8,100,630	7,800,660
Series B Redeemable Convertible Preferred Stock, $0.01 par value, 2,042,105 shares authorized; 1,858,239 shares issued and outstanding (involuntary liquidation value $14,586,656 and $13,814,966, respectively)	14,560,870	13,954,108
Series C Convertible Preferred Stock, $0.01 par value, 2,564,102 shares authorized; 2,564,102 shares issued and outstanding (involuntary liquidation value $24,999,995)	24,655,525	24,655,525
Series D Redeemable Convertible Preferred Stock, $0.01 par value, 4,000,000 shares authorized; 2,217,769 shares issued and outstanding (involuntary liquidation value $54,193,253 and $50,952,160, respectively)	53,995,469	51,277,856
Series E Redeemable Convertible Preferred Stock, $0.01 par value, 1,519,757 shares authorized; 988,441 shares issued and outstanding (involuntary liquidation value $22,054,867 and $21,278,730, respectively)	12,255,503	11,636,924

Total preferred stock	113,567,997	109,325,073

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, 14,484,123 shares authorized; 3,729,412 shares issued	14,650,925	14,650,925
Nonvoting common stock, no par value, 5,000,000 shares authorized, no shares issued and outstanding	2,734,343	2,734,343
Accumulated deficit	(156,968,424)	(149,173,529)

	(139,583,156)	(131,788,261)
Less treasury stock, at cost (1,795,556 shares)	(2,100,000)	(2,100,000)

Total stockholders’ deficit	(141,683,156)	(133,888,261)

TOTAL	$41,095,029	$44,152,777

See notes to condensed consolidated financial statements.

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	NINE MONTHS ENDED
	SEPTEMBER 25, 2004	SEPTEMBER 27, 2003
	(Unaudited)
NET REVENUES	$165,475,849	$162,550,251

COST OF SALES	131,195,033	127,538,102

Gross margin	34,280,816	35,012,149

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	33,009,565	35,500,933

DEPRECIATION AND AMORTIZATION EXPENSE	3,590,018	3,953,182

IMPAIRMENTS OF LONG-LIVED ASSETS	—	913,328

GAIN ON DISPOSAL OF FIXED ASSETS AND INTANGIBLE ASSETS	(1,028,204)	(377,966)

OPERATING LOSS	(1,290,563)	(4,977,328)

OTHER INCOME (EXPENSE):
Interest expense	(2,668,324)	(6,036,736)
Interest income	34,079	54,633
Other income	372,838	436,569

Total other expense, net	(2,261,407)	(5,545,534)

NET LOSS	(3,551,970)	(10,522,862)

Preferred Stock Dividends	(3,882,749)	(3,897,237)

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(7,434,719)	$(14,420,099)

BASIC AND DILUTED LOSS PER SHARE:
Net loss attributable to common stockholders	$(3.84)	$(7.46)

WEIGHTED AVERAGE SHARES OUTSTANDING:

Basic and Diluted Shares	1,933,856	1,933,856

See notes to condensed consolidated financial statements.

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	NINE MONTHS ENDED
	SEPTEMBER 25, 2004	SEPTEMBER 27, 2003
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,551,970)	$(10,522,862)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,590,018	3,953,182
Stock compensation expense	—	144,750
Noncash interest expense	352,686	4,205,897
Impairments of long-lived assets	—	913,328
Amortization of deferred financing costs	265,935	358,163
Benefit from contractual allowances and doubtful accounts	(336,948)	(613,119)
Gain on disposal of fixed assets and intangible assets	(1,028,204)	(377,966)
Effect of changes in operating assets and liabilities:
Trade receivables	(690)	3,353,044
Inventories	113,078	(166,568)
Prepaid expenses and other current assets	(783,981)	(204,266)
Accounts payable	3,774,881	(2,546,143)
Accrued expenses	(546,566)	(627,407)
Other	302,272	(360,740)

Net cash provided by (used in) operating activities	2,150,511	(2,490,707)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment, net	(416,730)	(624,569)
Proceeds from sale of prescription files, net	1,103,487	130,000
Payments for intangible assets	—	(142,848)

Net cash provided by (used in) investing activities	686,757	(637,417)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible subordinated notes	—	4,000,000
Repayment of amounts outstanding on revolving credit facility, net	(3,020,540)	(149,830)
Repayment of obligations under capital leases	(29,883)	(174,772)
Payment of deferred financing costs	(117,635)	(133,900)

Net cash (used in) provided by financing activities	(3,168,058)	3,541,498

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(330,790)	413,374

CASH AND CASH EQUIVALENTS—Beginning of period	1,307,094	632,529

CASH AND CASH EQUIVALENTS—End of period	$976,304	$1,045,903

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION—Cash paid for:
Interest	$2,315,638	$1,830,839

See notes to condensed consolidated financial statements.

FAMILYMEDS GROUP, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS – SEPTEMBER 25, 2004 (UNAUDITED) AND SEPTEMBER 27, 2003 (UNAUDITED)

1.	MERGER, PREFERRED STOCK FINANCING, CREDIT FACILITY AND GOING CONCERN

Merger—On March 19, 2004, Familymeds Group, Inc. (“FMG”) entered into an Agreement and Plan of Merger which was amended on July 1, 2004 and also on October 11, 2004 (as amended, the “Merger Agreement”) with DrugMax, Inc. (“DrugMax”). Under the terms of the Merger Agreement, on November 12, 2004, FMG merged into DrugMax, which became the surviving corporation in the merger (the “Merger”). The separate existence of FMG ceased and the name of the surviving corporation is DrugMax. Prior to the Merger, warrants to purchase 438,249 shares of FMG Series E Redeemable Convertible Preferred Stock (“Series E”) were exercised by FMG note holders. DrugMax issued 10,470,507 shares of DrugMax common stock to certain FMG preferred shareholders and FMG note holders in connection with the Merger. The FMG note holders received 2,106,982 DrugMax shares valued at $8 million in exchange for their notes and the remaining 8,363,525 DrugMax shares were allocated to FMG’s preferred shareholders based on liquidation preferences. Based on the ten-day-weighted stock price of $3.7969 as of November 12, 2004, the Series E shareholders received DrugMax stock equal to their full liquidation preference, the FMG Series C preferred shareholders and FMG Series D preferred shareholders received DrugMax stock equal to approximately 7% of their liquidation preferences and the FMG Series A preferred shareholders and FMG Series B preferred shareholders receive no consideration for their shares. In addition, DrugMax issued 663,675 shares of DrugMax restricted common stock and options to purchase 1,646,842 shares of DrugMax common stock at $0.57 per share to certain employees and directors of FMG that remained employees and directors of DrugMax after the Merger. The restricted stock vests on March 25, 2005. The options vested immediately, but the options are not exercisable until January 4, 2006. DrugMax will record compensation expense of approximately $8.3 million related to the 663,675 restricted shares and the 1,646,842 options issued to certain employees and directors. The compensation expense of approximately $2.7 million for the restricted shares will be accrued over the vesting period from November 12, 2004 to March 25, 2005, while the $5.6 million of compensation expense relating to the options will be accrued from November 12, 2004 to January 4, 2006, as these options are not exercisable until January 4, 2006. The Merger was treated as a purchase of DrugMax by FMG for accounting purposes.

The purchase price of approximately $47.6 million represents the sum of (i) the estimated fair value ($37.8 million) of the 8,196,652 shares of DrugMax common stock, $.001 par value, retained by the existing common stockholders of DrugMax, Inc. (the estimated fair value of the shares of DrugMax common stock is based on the average closing price of DrugMax common stock of $4.61 per share for the five-day period from March 18, 2004 to March 24, 2004, which includes two business days before and after the announcement of the merger) (ii) $8.2 million based on a Black Scholes valuation for 2.2 million outstanding DrugMax options, all of which vested in connection with the merger, and (iii) estimated FMG merger costs of $1.6 million including estimated registration costs of $250,000 related to the requirement to subsequently register the shares issued to FMG. The excess of purchase price over the fair value of the net assets acquired will be allocated to (i) a manufacturing patent valued at $1.9 million with an estimated life of 15 years, (ii) the value related to DrugMax’s MorepenMax joint venture estimated at $1.7 million, (iii) DrugMax’s authorized distributor contracts and outlet to distribute products valued at $9.0 million with an estimated life of 15 years, (iv) a trademark valued at $0.6 million with an estimated life of 15 years and (v) goodwill of $36.0 million. DrugMax is in the process of obtaining an independent valuation of the intangible assets acquired and the preliminary purchase price allocation is subject to change as a result. Immediately prior to the merger, FMG vested all stock options that had not terminated by their own terms prior to the merger and issued one share of FMG non-voting common stock for each such outstanding FMG option on a one-for-one basis. Accordingly, at the time of the merger, no options to purchase FMG non-voting common stock remained outstanding.

Following is a summary of the preliminary purchase price allocation (in thousands):

Cash and cash equivalents	$346
Accounts receivable	12,909
Inventories	13,658
Prepaid expenses and other current assets	2,162
Property and equipment	1,542
Manufacturing patent	1,900
MorepenMax joint venture	1,700
Distributor contracts	9,000
Trademark and other	600
Goodwill	36,001
Other assets	589
Debt	(12,069)
Accounts payable and accrued expenses	(20,718)

Purchase price	$47,620

The “Company” herein refers to the combined company after the merger.

Preferred Stock Financing—On December 2, 2004, DrugMax sold 17,000 shares of Series A Convertible Preferred Stock (the “DrugMax Preferred Stock”) to certain qualified institutional buyers and accredited investors for net proceeds of $15,980,000, after consideration of placement expenses of approximately $1,020,000. Holders of the DrugMax Preferred Stock are entitled to receive cumulative dividends, before any dividends are paid to the common stockholders, at the rate per share of 7% per annum until the fourth anniversary of the closing, 9% per annum from the fourth anniversary of the closing until the fifth anniversary, 11% per annum from the fifth anniversary of the closing until the sixth anniversary and 14% per annum thereafter. Except as provided in the certificate of designation, the shares of DrugMax Preferred Stock do not have any voting rights. The holders may at their option, from time to time, convert their shares into shares of DrugMax common stock. The DrugMax Preferred Stock is convertible into an aggregate of 4,594,591 shares of DrugMax common stock, based upon an initial conversion price of $3.70 per share. The conversion price is subject to anti-dilution adjustment pursuant to the certificate of designation. Further, if the Company meets certain equity conditions set forth in the certificate of designation, the Company may at its option force the holders to convert their DrugMax Preferred Stock, subject to the terms of the certificate of designation, at the then applicable conversion price. Furthermore, after the fourth anniversary of the closing, provided the Company has satisfied the equity conditions set forth in the certificate of designation, the Company may at its option redeem the DrugMax Preferred Stock. If the redemption date occurs following the fourth anniversary of the closing but prior to the fifth anniversary, the redemption price shall be $1,200 per share, if the redemption date occurs on or following the fifth anniversary of the closing but prior to the sixth anniversary, the redemption price shall be $1,100 per share, if the redemption date occurs on or following the sixth anniversary of the closing, the redemption price shall be $1,050, plus all accrued but unpaid dividends and all liquidated damages and other amounts due in respect of the DrugMax Preferred Stock. Pursuant to the certificate of designation, upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the DrugMax Preferred stockholders shall be entitled to receive out of the assets of the Company, $1,000 for each share plus any accrued and unpaid dividends thereon and any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities, including the common stock.

In addition, the investors received warrants to purchase 1,378,374 shares of DrugMax common stock at an exercise price of $4.25 per share. The warrants expire on the fifth anniversary of the closing.

Credit Facility—On July 2, 1999, FMG entered into a $25,000,000 senior collateralized revolving credit facility (the “GECC Agreement”) with General Electric Capital Corporation (“GECC”). In November 2000, the facility was increased to $31,000,000. On December 9, 2004, the Company entered into the Second Amended and Restated Credit Agreement (the “Senior Credit Facility”) with GECC, which increased the facility from $31 million to $65 million. In conjunction with entering into the Senior Credit Facility, the $4 million term loan and related paid-in-kind interest of $0.8 million were repaid to GECC. In addition, the credit facility in place with DrugMax at the time of its merger with FMG was terminated and the $11.9 million balance then outstanding was repaid to Congress Financial Corporation. The Senior Credit Facility matures on December 9, 2007. The Senior Credit Facility is secured by all assets of the Company. As of December 9, 2004, $25.0 million was outstanding under the Senior Credit Facility and $9.2 million was available for additional borrowings based on eligible receivables and inventory. The Senior Credit Facility requires compliance with certain restrictive covenants including, but not limited to, minimum EBITDA, maximum capital expenditures, maximum fixed charge coverage ratio, minimum net worth, minimum inventory turnover, maximum trade receivable days sales outstanding, maximum accounts payable days outstanding and maximum ratio of non-pharmaceutical inventory to total inventory. The cumulative monthly minimum EBITDA covenants, as defined, for 2005 are detailed below:

Period	Cumulative EBITDA
As of January 31, 2005	$500,000
As of February 28, 2005	$1,000,000
As of March 31, 2005	$2,000,000
As of April 30, 2005	$2,700,000
As of May 31, 2005	$3,500,000
As of June 30, 2005	$4,200,000
As of July 31, 2005	$4,800,000
As of August 31, 2005	$5,600,000
As of September 30, 2005	$6,700,000
As of October 31, 2005	$8,000,000
As of November 30, 2005	$8,600,000
As of December 31, 2005	$9,000,000

Interest on borrowings on the Senior Credit Facility is calculated at either the index rate (as defined) plus an applicable index margin (as defined) or, at the option of the Company, at an adjusted monthly LIBOR index rate plus an applicable LIBOR margin (as defined). As of December 9, 2004, the interest rates in effect under the GECC Agreement were 6.09% and 7.25% for LIBOR and the index rate, respectively.

Going Concern—FMG incurred net losses of $3.6 million, $12.2 million and $10.1 million for the first nine months of 2004 and for fiscal 2003 and 2002, respectively. As of September 25, 2004 and December 27, 2003, FMG had a stockholders’ deficit of $141.7 million and $133.9 million, respectively. These factors raise substantial doubt surrounding FMG’s ability to continue as a going concern. Management believes that the proceeds from the preferred stock sale discussed above and the new Senior Credit Facility, which matures on December 9, 2007, provide the Company with the liquidity to meet its needs for the next twelve months.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of income and expenses during the reporting periods. Actual results could differ from those estimates. Management’s estimates relate primarily to determining the allowance for doubtful accounts and impairments of long-lived assets.

Unaudited interim financial statements—The consolidated financial statements and related notes as of September 25, 2004 and for the nine months ended September 25, 2004 and September 27, 2003 are unaudited. All adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of financial condition, results of operations and cash flows have been made. The results of operations for the nine months ended September 25, 2004 are not necessarily indicative of the results that may be expected for a full year.

Loss per Share—Basic loss per share represents loss available to common stockholders divided by the weighted average number of common shares outstanding during the period. Common shares outstanding excludes shares in escrow. Diluted loss per share reflects additional common shares that would have been outstanding if potentially dilutive shares had been issued or earned, determined under the treasury stock method. During the nine months ended September 25, 2004 and September 27, 2003, options to purchase 882,508 and 1,032,675 shares of common stock, respectively, and all convertible preferred stock were excluded from the computation of loss per share since inclusion would be antidilutive.

Stock-Based Compensation—FMG uses the intrinsic value method of accounting for stock options. Forfeitures are accounted for in the period the options are actually forfeited. Had compensation cost for the FMG’s stock-based compensation plans been determined based on the fair value at the grant dates for awards consistent with the method of Statement of Financial Accounting Standards (“SFAS”) No. 123, Accounting for Stock-Based Compensation (“SFAS No. 123”), FMG’s net loss would have changed to the pro forma amounts indicated below:

	Nine Months Ended
	September 25, 2004	September 27, 2003
Net loss, as reported	$(7,434,719)	$(14,420,099)
Effect of stock-based employee compensation expense determined under fair method valuation for all awards	(20,960)	67,014

Pro forma net loss	$(7,455,679)	$(14,353,085)

Basic and diluted net loss per share:
As reported	$(3.84)	$(7.46)
Pro forma	$(3.86)	$(7.42)

Reclassifications—Certain reclassifications have been made to prior year financial statements to conform with the current year presentation.

New Accounting Pronouncements—In November 2004, the Emerging Issues Task Force (“EITF”) reached a consensus on Issue No. 03-13 “Applying the Conditions on Issue Number 42 of FASB Statement No. 144, ‘Accounting for the Impairment or Disposal of Long-Lived Assets in Determining whether to Report Discontinued Operations.’” EITF No. 03-13 is effective for disposals of retail stores or other components after January 5, 2005.

In November 2004 the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, “Inventory Costs, an amendment of ARB No. 43, Chapter 4,” which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material (spoilage). SFAS No. 151 is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not believe SFAS No. 151 will have a material impact on its consolidated financial condition or results of operations.

In December 2004 the FASB issued SFAS No. 152, “Accounting for Real Estate Timesharing Transactions, an amendment of FASB Statements No. 66 and 67” and SFAS No. 153, ”Exchanges of Nonmonetary Assets an amendment of APB Opinion No. 29”. The Company does not believe these statements will have a material impact on its consolidated financial condition or results of operations.

In December 2004 the FASB also issued SFAS No. 123R, “Share-Based Payment” which requires that the cost resulting for all share-based payment transactions be recognized in the financial statements. This statement is effective for the Company as of the beginning of the first interim reporting period that begins after June 15, 2005. The Company is currently evaluating the impact SFAS No. 123R will have on its consolidated financial statements.

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